SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

In a press release on January 23, 2007, QoVox Corporation, a wholly owned subsidiary of Datameg Corporation (OTCBB:DTMG), announced the hiring of Mr. Roger Lingle as President. Mr. Lingle is a seasoned executive with 20 years’ experience in the management and strategic development of emerging software and hardware test and measurement companies in both the enterprise and carrier markets. Most recently he was VP of Marketing for JDSU’s Service Assurance division, a carrier-class measurement and performance management vendor. Prior to JDSU, Mr. Lingle was CEO and co-founder of Mirador Systems, a natural language processing company that was acquired by Global Logic in 2003. Prior to Mirador, Mr. Lingle was VP of Marketing for Ganymede Software, a software agent based testing company that was acquired by NetIQ in 2000. Mr. Lingle has also held management positions at AT&T, IBM and Wandel & Goltermann. Mr. Lingle holds a BS in Finance from the University of Maryland and an MBA from the University of South Florida.

QoVox Corporation also announced the hiring of Mr. Jay Stewart as Chief Technology Officer. Mr. Stewart has 19 years’ experience in the IP Test and Measurement Industry. This experience includes positions as an Engineer at Wandel & Goltermann, Director of Engineering at TTC and Director of Marketing at Acterna. Most recently, he was IP Solution Architect with a focus on VoIP, Metro Ethernet, IPTV and IMS at JDSU’s Service Assurance division, a carrier-class measurement and performance management vendor. Under Mr. Stewart’s leadership, Wandel & Goltermann was the first to market with Fast Ethernet Analyzer and Gigabit Ethernet Analyzer. In addition, he has brought other innovative solutions to market including an industry award winning VoIP software agent. He also architected the industries largest VoIP Service Assurance solution deal to date. Mr. Stewart holds a BS in Computer Science from East Carolina University.

In addition to industry standard salary and benefits, Messrs Lingle and Stewart each received a Datameg options package, 40% vesting for longevity and 60% vesting for revenue received by Qovox on a cash basis, 6% per $1 Million on the first $10 Million of revenue. Both reside in the Raleigh area and started work on Monday, January 22nd.

A copy of the press release is attached as Exhibit 99.1 hereto.

About QoVox

QoVox Corporation is pioneering the development of network monitoring and fault isolation tools and services for next generation network services. QoVox's solutions include network-wide fault identification, fault isolation and voice quality assurance products and services. With QoVox, service providers can deliver new applications, such as VoIP, with the reliability and quality that end-users have grown to expect from traditional circuit-switched telephony. QoVox is a wholly-owned subsidiary of Datameg Corporation and is headquartered in Raleigh, North Carolina. More information is available at QoVox.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: January 24, 2007	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer